Exhibit 4.3

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

STEINWAY MUSICAL INSTRUMENTS HOLDINGS, INC.

AND

THE INITIAL STOCKHOLDERS

[ • ], 2022

EXHIBIT

Exhibit A: Form of Joinder Agreement

i

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is entered into as of [ • ], 2022 by and among (a) Steinway Musical Instruments Holdings, Inc., a Delaware corporation (the “Company”), (b) John Paulson, Paulson Advantage Master Ltd. and Paulson Advantage Plus Master Ltd. (collectively, “Paulson”) and (c) each of the individual stockholders who are set forth on the signature pages hereto (each individually, a “Management Stockholder,” collectively, the “Management Stockholders”).

RECITALS

A. The Company and Paulson are proposing to consummate an initial public offering (the “Initial Public Offering”) of the Company’s Class A Common Stock (as defined herein), pursuant to an Underwriting Agreement, dated [ • ], 2022 (the “Underwriting Agreement”).

B. In connection with the consummation of the Initial Public Offering, Paulson Pianissimo LLC, a Delaware limited liability company, the parent company of the Company (“Parent”), will be liquidated and its members will receive Common Stock of the Company (the “Distribution”).

C. The Initial Stockholders (as defined herein) and the Company desire to enter into this Agreement effective upon the Effective Time (as defined herein).

D. The Board of Directors of the Company (the “Board of Directors”) has approved this Agreement.

E. The parties to this Agreement desire to agree upon the respective rights and obligations after the Effective Time with respect to the securities of the Company now or hereafter issued and outstanding and held by the parties to this Agreement and certain matters with respect to their investment in the Company.

AGREEMENT

Now therefore, in consideration of the foregoing, and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

SECTION I. DEFINITIONS

1.1 Drafting Conventions; No Construction Against Drafter.

(a) The headings in this Agreement are provided for convenience and do not affect its meaning. The words “include,” “includes” and “including” are to be read as if they were followed by the phrase “without limitation.” Unless specified otherwise, any reference to an agreement means that agreement as amended or supplemented, subject to any restrictions on amendment contained in such agreement. Unless specified otherwise, any reference to a statute or regulation means that statute or regulation as amended or supplemented from time to time and any corresponding provisions of successor statutes or regulations. If any date specified in this Agreement as a date for taking action falls on a day that is not a business day, then that action may be taken on the next business day. Unless specified otherwise, the words “party” and “parties” refer only to a party named in this Agreement or one who joins this Agreement as a party pursuant to the terms hereof.

(b) The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent. If an ambiguity or question of intent or interpretation arises, this Agreement is to be construed as if drafted jointly by the parties and there is to be no presumption or burden of proof or rule of strict construction favoring or disfavoring any party because of the authorship of any provision of this Agreement.

1.2 Defined Terms. The following capitalized terms, as used in this Agreement, have the meanings set forth below.

“Affiliate” means with respect to any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with the specified Person, including any partner, officer, director or member of the specified Person and, if the specified Person is a private equity fund, any investment fund now or hereafter managed by, or which is controlled by or is under common control with, one or more general partners of the specified Person. For the purposes of this definition, “control” (including, with its correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct, or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract or otherwise.

“Board of Directors” has the meaning set forth in the recitals.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of the Company (including any shares of Class A common stock into which such Class B common stock converts).

“Closing” means the closing of the Initial Public Offering.

“Common Stock” means, collectively, the shares of Class A Common Stock and Class B Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“Company” has the meaning set forth in the preamble and shall include any successor thereto.

“Director” means a member of the Board of Directors.

“Distribution” has the meaning set forth in the recitals.

“Effective Time” has the meaning set forth in Section 4.16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Initial Public Offering” has the meaning set forth in the recitals.

“Initial Stockholders” means, collectively, Paulson and the Management Stockholders.

“Joinder Agreement” means the joinder agreement substantially in the form of Exhibit A.

“Management Stockholders” has the meaning set forth in the preamble.

“Parent” has the meaning set forth in the recitals.

“Paulson” has the meaning set forth in the preamble.

“Paulson Stockholders” means John Paulson, Paulson Advantage Master Ltd., Paulson Advantage Plus Master Ltd. and any trust, general partnership, limited partnership, limited liability company, corporation or other entity over which John Paulson exercises beneficial ownership in accordance with Rule 13d-3 under the Exchange Act; provided that “Paulson Stockholders” shall not include any portfolio company of a Paulson Stockholder.

“Paulson Majority Interest” means, at any given time, the Paulson Stockholders holding a majority of the outstanding Shares held at that specified time by all Paulson Stockholders.

“Permitted Transferee” means, with respect to any Stockholder, (i) any Affiliate of such Stockholder, (ii) any director, officer or employee of any Affiliate of such Stockholder, (iii) any direct or indirect member or general or limited partner of such Stockholder that is the transferee of Shares pursuant to a pro rata distribution of Shares by such Stockholder to its partners or members, as applicable (or any subsequent transfer of such Shares by the transferee to another Permitted Transferee), (iv) upon a Management Stockholder’s death, the Management Stockholder’s executors, administrators, testamentary trustees, legatees and beneficiaries, or (v) any other Transferee designated as a Permitted Transferee by the Paulson Majority Interest.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government (or agency or political subdivision thereof) or any other entity or group (as defined in Section 13(d) of the Exchange Act).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Shares” means, at any time, (i) shares of Common Stock, including any and all shares of Common Stock issued by the Company in connection with the Distribution and (ii) any other equity securities now or hereafter issued by the Company, together with any options thereon and any other shares of stock or other equity securities issued or issuable with respect thereto (whether by way of a stock dividend, stock split or in exchange for or in replacement or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

“Stockholders” means the Initial Stockholders and any other stockholders who from time to time become party to this Agreement by execution of a Joinder Agreement.

“Transfer” means any direct or indirect transfer, donation, sale, assignment, pledge, hypothecation, grant of a security interest in or other disposal or attempted disposal of all or any portion of a security, any interest or rights in a security, or any rights under this Agreement.

“Transferee” means the recipient of a Transfer.

“Underwriting Agreement” has the meaning set forth in the recitals.

“WKSI” means a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

SECTION II. REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Initial Stockholders. Each Initial Stockholder has the power and authority to enter into this Agreement and carry out its obligations hereunder. Each of the Initial Stockholders hereby represents, warrants and covenants to the Company as follows: (a) if such Initial Stockholder is an entity, this Agreement has been duly authorized, executed and delivered by such Stockholder; (b) this Agreement constitutes the valid and binding obligation of such Initial Stockholder enforceable against it in accordance with its terms; and (c) if such Initial Stockholder is an entity, the execution, delivery and performance by such Initial Stockholder of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such Initial Stockholder, or require such Initial Stockholder to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not constitute a breach of or default under any material agreement to which such Initial Stockholder is a party. If such Initial Stockholder is a natural person, such person has full capacity to contract.

2.2 Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to the Stockholders as follows: (a) the Company has full corporate power and authority to enter into this Agreement and perform its obligations hereunder; (b) this Agreement constitutes the valid and binding obligation of the Company enforceable against it in accordance with its terms; and (c) the execution, delivery and performance by the Company of this Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to the Company, or require the Company to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which the Company is a party or by which the property of the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of the Company.

SECTION III. REGISTRATION RIGHTS

3.1 Demand and Piggyback Rights.

(a) Right to Demand a Registered Offering. Upon the demand of one or more Paulson Stockholders, the Company will facilitate in the manner described in this Agreement a registered offering of the Shares requested by the demanding Paulson Stockholders to be included in such offering. A demand by Paulson Stockholders for a registered offering that will result in the imposition of a lockup on the Company and the Stockholders may not be made (i) within 90 days after the pricing date of a previous underwritten registered offering and (ii) unless the Shares requested to be sold by the demanding Paulson Stockholders in such offering have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $50 million or such lesser amount if all Shares held by the demanding Paulson Stockholders are requested to be sold. Subject to Section 3.2(e) below, any demanded registered offering may, at the Company’s option, include Shares to be sold by the Company for its own account and will also include Shares to be sold by other Stockholders or other holders of Shares with similar rights that exercise their related piggyback rights on a timely basis.

(b) Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of Common Stock covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Stockholders may exercise piggyback rights to have included in such offering Shares held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering.

(c) Right to Demand and be Included in a Shelf Registration. Upon the demand of one or more Paulson Stockholders, the Company will facilitate in the manner described in this Agreement a shelf registration of Shares held by them. Any shelf registration filed by the Company covering Shares (whether pursuant to a Paulson Stockholder demand or at the initiative of the Company) will cover Shares held by each of the Stockholders (regardless of whether they demanded the filing of such shelf or not) unless such Stockholder notifies the Company in writing requesting to include a lesser amount. If at the time of such request the Company is a WKSI, such shelf registration may, at the request of such Paulson Stockholders, cover an unspecified number of Shares to be sold by the Company and the Stockholders.

(d) Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of one or more Paulson Stockholders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” of Shares off of an effective shelf registration statement. In connection with any underwritten shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of the Company), the Stockholders may exercise piggyback rights to have included in such takedown Shares held by them that are registered on such shelf. Notwithstanding the foregoing, Paulson Stockholders may not demand a shelf takedown for an offering that will result in the imposition of a lockup on the Company and the Stockholders (i) within 90 days after the pricing date of a previous underwritten registered offering and (ii) unless the Shares requested to be sold by the demanding Stockholders in such takedown have an aggregate market value (based on the most recent closing price of the Common Stock at the time of the demand) of at least $50 million or such lesser amount if all Shares held by the demanding Paulson Stockholders are requested to be sold.

(e) Right to Reload a Shelf. Upon the written request of a Paulson Stockholder at such time when the Company is not a WKSI, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf registration statement in order to register up to the number of Shares previously taken down off of such shelf and not yet “reloaded” onto such shelf registration statement.

(f) Limitations on Demand and Piggyback Rights.

(i) Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to the constraints of any applicable lockup arrangements, and such demand must be deferred until such lockup arrangements no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this Agreement to the contrary, the Stockholders will not have piggyback or other registration rights with respect to registered primary offerings by the Company (i) in connection with registrations on Form S-4 or Form S-8 promulgated by the SEC or any successor or similar forms, (ii) where the Shares are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than Shares, even if such securities are convertible into or exchangeable or exercisable for Shares.

(ii) Any registration statement may be suspended or a filing delayed by the Company if the Board of Directors determines in good faith (i) that use by the Stockholders of such proposed registration statement for purposes of effecting offers or sales of Shares pursuant thereto would require, under the Securities Act, premature disclosure in such registration statement of material, nonpublic information concerning any proposed material transaction involving the Company and (ii) that such premature disclosure would be materially adverse to the Company or such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely; provided that all Stockholders shall be treated consistently in connection with each such determination; and provided further, that the Company shall promptly notify each Stockholder in writing of any such action and provided further, that any such delay may not last more than sixty (60) days and such delays may not be in effect more than one hundred and twenty (120) days during any three hundred and sixty-five (365) day period.

3.2 Notices, Cutbacks and Other Matters.

(a) Notifications Regarding Registration Statements. In order for one or more Paulson Stockholders to exercise their right to demand that a registration statement be filed, they must so notify the Company in writing indicating the number of Shares sought to be registered and the proposed plan of distribution. The Company will use its best efforts to keep the Stockholders reasonably apprised of all pertinent aspects of its pursuit of any registration, whether pursuant to a Paulson Stockholder demand or otherwise, with respect to which a piggyback opportunity is available (and in any event, at least five (5) days before a filing of a registration statement). Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions.

(b) Notifications Regarding Registration Piggyback Rights. Any Stockholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement must notify the Company and the other Stockholders of the number of Shares it seeks to have included in such registration statement. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on the second trading day prior to (i) if applicable, the date on which the preliminary prospectus intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. No such notice is required in connection with a shelf registration statement, unless such Shareholder requests the Company to register less than all its Shares in which case such notice must be given at least two business days before the filing of such shelf registration statement.

(c) Notifications Regarding Demanded Underwritten Takedowns.

(i) The Company will use its best efforts to keep the Stockholders reasonably apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights (and in any event, at least five (5) days before a filing of a prospectus supplement). Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Stockholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by the Paulson Stockholders or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on (i) if applicable, the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-pricing marketing efforts for such takedown is finalized, and (ii) in all cases, the second trading day prior to the date on which the pricing of the relevant takedown occurs.

(ii) Any Stockholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Stockholders of the number of Shares it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (i) if applicable, the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (ii) in all cases, the trading day prior to the date on which the pricing of the relevant takedown occurs.

(iii) Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain appropriate confidentiality of their discussions regarding a prospective underwritten takedown.

(d) Plan of Distribution, Underwriters and Counsel. If (i) a majority of the Shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown are being sold by the Company for its own account and (ii) such offering was initiated by the Company and not by any Paulson Stockholder, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering. Otherwise, the Stockholders holding a majority of the Shares requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and such majority will also be entitled to select counsel for the selling Stockholders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Stockholders.

(e) Cutbacks. If the managing underwriters advise the Company and the selling Stockholders that, in their opinion, the number of Shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the Shares being offered, such offering will include only the number of Shares that the underwriters advise can be sold in such offering.

(i) In the case of a registered offering upon the demand of one or more Paulson Stockholders, the selling Stockholders (including those Stockholders exercising piggyback rights pursuant to Section 3.1(b)) collectively will have first priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering. To the extent of any remaining capacity, all other stockholders having similar registration rights will have second priority and will be subject to cutback pro rata based on the number of Shares initially requested by them to be included in such offering. To the extent of any remaining capacity, the Company will have third priority. Except as contemplated by the immediately preceding three sentences, other selling stockholders (other than transferees to whom a Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of Stockholders holding a majority of the Shares being sold in such offering.

(ii) In the case of a registered offering upon the initiative of the Company, the Company will have first priority. To the extent of any remaining capacity, the selling Stockholders as a group, on the one hand, and all other stockholders having similar registration rights as a group, on the other hand, will be subject to cutback pro rata based on the number of Shares initially requested by such group to be included in such offering. The selling Stockholders will be subject to cutback pro rata, based on the number of Shares initially requested by them to be included in such offering. Except as contemplated by the immediately preceding sentence, other stockholders (other than transferees to whom a Stockholder has assigned its rights under this Agreement) will be included in an underwritten offering only with the consent of a Paulson Majority Interest.

(f) Withdrawals. Even if Shares held by a Paulson Stockholder have been part of a registered underwritten offering, such Paulson Stockholder may, no later than the time at which the public offering price and underwriters’ discount are determined with the managing underwriter, decline to sell all or any portion of the Shares being offered for its account.

(g) Lockups. In connection with any underwritten offering of Shares following the Initial Public Offering, the Company and each participating Stockholder hereby agree to be bound by the underwriting agreement’s lockup restrictions (which must apply, and continue to apply, in like manner to all of them) that are agreed to by Paulson Stockholders holding a majority of Shares being sold by all Paulson Stockholders; provided, however, that in no event following the Initial Public Offering shall such lockup restrictions last more than 90 days.

(h) Expenses. All expenses incurred in connection with any registration statement or registered offering covering Shares held by Stockholders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (provided that the Company shall only be responsible for the fees and disbursements of one outside counsel for all of the Stockholders) and of the independent certified public accountants, and the expense of qualifying such Shares under state blue sky laws, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to Shares sold for the account of a Stockholder will be borne by such Stockholder.

3.3 Facilitating Registrations and Offerings.

(a) General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of Shares on behalf of the Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of Shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Section 3.3.

(b) Registration Statements. In connection with each registration statement that is demanded by the Paulson Stockholders or as to which piggyback rights otherwise apply, the Company will:

(i) prepare and file (or confidentially submit) with the SEC a registration statement covering the applicable Shares, (ii) prepare and file (or confidentially submit) such amendments or supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten public offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with the sale of Shares by an underwriter or dealer), (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Paulson Stockholders and as reasonably necessary in order to permit the offer and sale of the such Shares in accordance with the applicable plan of distribution;

(ii) (1) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes in any such documents prior to or after the filing thereof as the counsel to the Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Stockholders or any underwriter available for discussion of such documents;

(2) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Stockholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(iii) cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered Shares (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iv) notify each Stockholder promptly, and, if requested by such Stockholder, confirm such advice in writing, (i) when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462 under the Securities Act, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation or threatening of any proceedings for that purpose, (iii) if, between the effective date of a registration statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, if required by applicable law, prepare and file a supplement or amendment to such registration statement or prospectus so that, as thereafter delivered to the purchasers of Shares registered thereby, such registration statement or prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(v) furnish counsel for each underwriter, if any, and for the Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(vi) otherwise comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(vii) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

(c) Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by the Paulson Stockholders or as to which piggyback rights otherwise apply, the Company will:

(i) cooperate with the selling Stockholders and the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends; and enable such Shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Stockholders or the sole underwriter or managing underwriter of an underwritten offering of Shares, if any, may reasonably request at least five days prior to any sale of such Shares;

(ii) furnish to each Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Stockholder and underwriter in connection with the offering and sale of the Shares covered by the prospectus or the preliminary prospectus;

(iii) (i) use all reasonable efforts to register or qualify the Shares being offered and sold, no later than the time the applicable registration statement becomes effective, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Stockholder holding Shares covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such registration statement is required to be kept effective; (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the registration statement and (iv) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Stockholder to consummate the disposition in each such jurisdiction of such Shares owned by such Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Shares in connection therewith) in any such jurisdiction;

(iv) cause all Shares being sold to be qualified for inclusion in or listed on the principal U.S. securities exchange on which the Class A Common Stock is then so qualified or listed;

(v) cooperate and assist in any filings required to be made with Financial Industry Regulatory Authority and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(vi) use all reasonable efforts to facilitate the distribution and sale of any Shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Stockholders or the lead managing underwriter of an underwritten offering; and

(vii) enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Shares and in connection therewith:

(1) make such representations and warranties to the selling Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Stockholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Stockholders and underwriters;

(3) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

(4) to the extent requested by the Paulson Stockholders, cause the Company’s directors and executive officers to enter into lock-up agreements in customary form; and

(5) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Stockholders providing for, among other things, the appointment of such representative as agent for the selling Stockholders for the purpose of soliciting purchases of Shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

(d) Due Diligence. In connection with each registration and offering of Shares to be sold by Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Stockholders participating in such offering and underwriters and any counsel or accountant retained by such Stockholder or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise.

(e) Information from Stockholders. Each Stockholder that holds Shares covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement, the ownership of Shares by such Stockholder and the proposed distribution by such Stockholder of such Shares as the Company may from time to time reasonably request in writing.

3.4 Indemnification.

(a) Indemnification by the Company. In connection with the Company’s sale of Class A Common Stock in the Initial Public Offering pursuant to the Underwriting Agreement, and in the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of Shares held by the Stockholders, the Company will hold harmless the Stockholders and each underwriter of such securities and each other person, if any, who controls any Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which the Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse the Stockholders and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Stockholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement, in reliance upon and in conformity with information furnished to the Company by the Stockholders or such underwriter specifically for use in the preparation thereof.

(b) Indemnification by the Stockholders. Each Stockholder will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.4(a)) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any person who controls the Company within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company by such Stockholder specifically regarding such Stockholder for use in the preparation of such registration statement or amendment or supplement, and (ii) with respect to compliance by such Stockholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

(c) Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in Section 3.4(a) and Section 3.4(b), the indemnified party will, if a resulting claim is to be made or may be made against and indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Section 3.4, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

(d) Contribution. If the indemnification required by this Section 3.4 from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 3.4(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4(d). Notwithstanding the provisions of this Section 3.4(d), no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

(e) Non-Exclusive Remedy. The indemnification and contribution provided for under this Agreement will be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract (and the Company and its subsidiaries shall be considered the indemnitors of first resort in all such circumstances to which this Section 3 applies) and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of Shares and the termination or expiration of this Agreement.

3.5 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of Paulson Stockholders, make publicly available such information) and it will take such further action as any Stockholder may reasonably request, so as to enable such Stockholder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

SECTION IV. MISCELLANEOUS PROVISIONS

4.1 Access Rights. The Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to (a) afford the Paulson Stockholders and their officers, employees, auditors and other agents, during normal business hours and upon reasonable notice, at all reasonable times access to the Company’s and its subsidiaries’ officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (b) afford the Paulson Stockholders and their officers, employees, auditors and other agents the opportunity to discuss the affairs, finances and accounts of the Company and its subsidiaries with their respective officers from time to time as each such Paulson Stockholder may reasonably request, in each case, until such time as such Paulson Stockholder shall cease to own any Shares. Notwithstanding the foregoing, the Company may reasonably withhold information that is subject to attorney-client privilege.

4.2 Confidentiality. Each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company and its subsidiaries, any confidential information obtained from the Company pursuant to Section 4.1, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of any confidentiality obligation by such Stockholder or its affiliates), (b) is or has been independently developed or conceived by such Stockholder without use of or reliance on the Company’s confidential information or (c) is or has been made known or disclosed to such Stockholder by a third party (other than an Affiliate of such Stockholder) without a breach of any confidentiality obligations such third party may have to the Company that is known to such Stockholder; provided, that, a Stockholder may disclose confidential information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares from such Stockholder as long as such prospective purchaser executes a confidentiality agreement with the Company, in form and substance satisfactory to the Company, (iii) to any Affiliate, partner, member, limited partners, prospective partners or related investment fund of such Stockholder and their respective directors, employees, consultants and representatives, in each case in the ordinary course of business (provided that the recipients of such confidential information are subject to a customary confidentiality and non-disclosure obligation, and provided further that Stockholder will remain liable to the Company for any breaches of confidentiality and nondisclosure obligations by such persons), or (iv) as may otherwise be required by law or legal, judicial or regulatory process.

4.3 Reliance. Each covenant and agreement made by a party in this Agreement or in any certificate, instrument or other document delivered pursuant to this Agreement is material, shall be deemed to have been relied upon by the other parties and shall remain operative and in full force and effect after the Effective Time regardless of any investigation. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties hereto and their respective successors and permitted assigns.

4.4 Access to Agreement; Amendment and Waiver; Actions of the Board. For so long as this Agreement shall be in effect, this Agreement shall be made available for inspection by any Stockholder at the principal executive offices of the Company. Any party may waive in writing any provision hereof intended for its benefit, provided, that, in the case of any waiver by the Company, such waiver is consented to in writing by the Paulson Majority Interest. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. This Agreement may be amended only with the prior written consent of the Paulson Majority Interest and the Company; provided that any amendment to this Agreement that adversely affects any Stockholder (other than any Paulson Stockholder) in a disproportionate manner shall not be effective against such Stockholder without the prior written consent of such Stockholder. Any consent given as provided in the preceding sentence shall be binding on all parties (subject to the proviso in the preceding sentence). Further, with the prior written consent of the Paulson Majority Interest and the Company, at any time hereafter Permitted Transferees may be made parties hereto, with any such additional parties shall be treated as “Stockholders” for all purposes hereunder, by executing a counterpart signature page in the form attached as Exhibit A hereto, which signature page shall be attached to this Agreement and become a part hereof without any further action of any other party hereto.

4.5 Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed (by first class registered or certified mail, electronic mail, facsimile or postage prepaid), sent by express overnight courier service, or delivered to the applicable party at the respective address indicated below:

If to the Company:

Steinway Musical Instruments Holdings, Inc.

1 Steinway Place

Astoria, New York 11105

Attn: Chief Legal Officer (jwang@steinway.com)

With a copy (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attention:

Marc Jaffe (Marc.Jaffe@lw.com)

Ben Cohen (Benjamin.Cohen@lw.com)

Facsimile: (212) 751-4864

If to the Paulson Stockholders:

c/o Paulson & Co. Inc.

1133 Avenue of the Americas, 33rd Floor

New York, NY 10036

Attention: Michael Waldorf (Michael.Waldorf@paulsonco.com)

If to a Management Stockholder:

Steinway Musical Instruments Holdings, Inc.

1 Steinway Place

Astoria, New York 11105

Attn: Chief Legal Officer (jwang@steinway.com)

or at such Person’s address for notice as set forth in the books and records of the Company, or, as to each of the foregoing, at such other address as shall be designated by a party in a written notice to other parties complying as to delivery with the terms of this Section 4.5. All such notices, requests, demands and other communications shall, when mailed, telegraphed or sent, respectively, be effective (i) two days after being deposited in the mail or (ii) one day after being deposited with the express overnight courier service, respectively, addressed as aforesaid.

4.6 Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, and delivered via facsimile, .pdf or other electronic transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

4.7 Remedies; Severability. It is specifically understood and agreed that any breach of the provisions of this Agreement by any party will result in irreparable injury to the other parties, that the remedy at law alone will be an inadequate remedy for such breach, and that, in addition to any other legal or equitable remedies which they may have, such other parties may enforce their respective rights by actions for specific performance or injunctive relief (to the extent permitted at law or in equity). If any one or more of the provisions of this Agreement, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein are not to be in any way impaired thereby, it being intended that all of the rights and privileges of the parties be enforceable to the fullest extent permitted by law.

4.8 Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

4.9 Termination. This Agreement shall terminate on the earliest of (i) the election of the Paulson Majority Interest, (ii) with respect to each Paulson Stockholder, such date as the Paulson Stockholder ceases to hold any Shares or (iii) with respect any Stockholder other than an Paulson Stockholder, such date as the Stockholder may sell all of its Shares without regard to volume restrictions under Rule 144 under the Securities Act.

4.10 Governing Law. This Agreement is to be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules are not mandatorily applicable by statute and would require or permit the application of the laws of another jurisdiction.

4.11 Successors and Assigns; Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties and the respective successors and assigns of the parties as contemplated herein. Any successor to the Company by way of merger or otherwise must specifically agree to be bound by the terms hereof as a condition of such succession.

4.12 Consent to Jurisdiction; Specific Performance; WAIVER OF JURY TRIAL.

(a) Each of the parties hereto irrevocably and unconditionally consents to the sole and exclusive jurisdiction of the state and federal courts located in Delaware to resolve all disputes, claims or controversies arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to or in connection with this Agreement or the negotiation, breach, validity, termination or performance hereof and thereof or the transactions contemplated hereby and thereby and agrees that it will not bring any such action in any court other than the federal or state courts located in Delaware. Each party further irrevocably waives any objection to proceeding in such courts based upon lack of personal jurisdiction or to the laying of venue in such courts and further irrevocably and unconditionally waives and agrees not to make a claim that such courts are an inconvenient forum. Each of the parties hereto hereby consents to service of process by registered mail at the address to which notices are to be given as provided in Section 4.5. Each of the parties hereto agrees that its or his submission to jurisdiction and its or his consent to service of process by mail is made for the express benefit of the other parties hereto. The choice of forum set forth in this Section shall not be deemed to preclude the enforcement of any judgment of a Delaware federal or state court, or the taking of any action under this Agreement to enforce such a judgment, in any other appropriate jurisdiction.

(b) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

(c) EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THEM AGAINST THE OTHER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, OR ANY OTHER AGREEMENTS EXECUTED AND DELIVERED PURSUANT TO OR IN CONNECTION HEREWITH OR THE NEGOTIATION, BREACH, VALIDITY, TERMINATION OR PERFORMANCE HEREOF AND THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. FURTHER, (I) NO PARTY TO THIS AGREEMENT SHALL SEEK A JURY TRIAL IN ANY SUCH ACTION AND (II) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY TO THIS AGREEMENT CERTIFIES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR INSTRUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH ABOVE IN THIS SECTION 4.12. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

4.13 Further Assurances; Company Logo. At any time or from time to time after the Effective Time, the parties hereto agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as any other party may reasonably request in order to evidence or effectuate the provisions of this Agreement and to otherwise carry out the intent of the parties hereunder. The Company hereby grants the Paulson Stockholders and their respective Affiliates permission to use the Company’s and its subsidiaries’ name and logo in marketing materials.

4.14 Regulatory Matters. The Company shall and shall cause its subsidiaries to keep the Paulson Stockholders informed, on a current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its subsidiaries, so that the Paulson Stockholders and their respective Affiliates will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such investigation or action.

4.15 No Third Party Liability. This Agreement may only be enforced against the named parties hereto. All claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), may be made only against the entities that are expressly identified as parties hereto.

4.16 Effectiveness of Agreement. This Agreement shall become effective (such time, the “Effective Time”) immediately prior to the effectiveness of the Company’s registration statement on Form S-1 related to the Initial Public Offering. However, to the extent the Closing does not occur, the provisions of this Agreement shall be without any force or effect.

4.17 Removal of Legends. The Company shall remove any restrictive legends on any Shares held by any Stockholder promptly upon request by such Stockholder if such legend is not, in the reasonable determination of the Company upon the advice of legal counsel, required to comply with applicable securities laws; provided that the Company may require an opinion of legal counsel reasonably acceptable to the Company prior to any such removal other than in connection with a transfer made pursuant to an effective registration statement.

4.18 Inconsistent Agreements. Neither the Company nor any Stockholder shall enter into any agreement or side letter with, or grant any proxy to, any Stockholder, the Company or any other Person (whether or not such proxy, agreements or side letters are with other Stockholders, holders of Shares that are not parties to this Agreement or otherwise) that conflicts with the provisions of this Agreement or which would obligate such Person to breach any provision of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties are signing this Registration Rights Agreement as of the date first set forth above.

STEINWAY MUSICAL INSTRUMENTS HOLDINGS, INC.

By:
Name:	Maia Moutopoulos
Title:	Chief Financial Officer

[Signature Page to Registration Rights Agreement]

JOHN PAULSON

By:
Name: John Paulson

PAULSON ADVANTAGE MASTER LTD.

By:
Name:
Title:

PAULSON ADVANTAGE PLUS MASTER LTD.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

MANAGEMENT STOCKHOLDER

By:
Name: Benjamin Steiner
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

EXHIBIT A

Joinder Agreement

By execution of this signature page, [_______________] hereby agrees to become a Party to, and to be bound by the obligations of, and receive the benefits of, that certain Registration Rights Agreement, dated as of [ • ], 2022, by and among Steinway Musical Instruments Holdings, Inc., a Delaware Corporation, [ • ], and certain other Parties named therein, as amended from time to time thereafter.

[NAME]

By:
Name:
Title:

Notice Address:

Accepted:

STEINWAY MUSICAL INSTRUMENTS HOLDINGS, INC.

By:
Name:
Title: